UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2018

WestRock Company

(Exact name of registrant as specified in charter)

Delaware	333-223964	37-1880617
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

1000 Abernathy Road, Atlanta, GA	30328
(Address of principal executive offices)	(Zip Code)

(770) 448-2193

(Registrant’s telephone number, including area code)

Whiskey Holdco, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02.	Termination of a Material Definitive Agreement.

In connection with the Mergers (as such term is defined in that certain Agreement and Plan of Merger, dated as of January 28, 2018, among WRKCo Inc. (formerly known as WestRock Company), KapStone Paper and Packaging Corporation (“KapStone”), WestRock Company (formerly known as Whiskey Holdco, Inc.), Whiskey Merger Sub, Inc. and Kola Merger Sub, Inc.) (the “Merger Agreement”)), on November 2, 2018, KapStone terminated all outstanding commitments and repaid all outstanding loans under that certain Second Amended and Restated Credit Agreement, dated June 1, 2015, by and among KapStone, KapStone Kraft Paper Corporation, as borrower, the subsidiaries of KapStone Kraft Paper Corporation named therein, as guarantors, the lenders named therein and Bank of America, N.A., as administrative agent, swing line lender and a letter of credit issuer.

Item 8.01.	Other Events.

On November 2, 2018, WestRock Company issued a press release announcing the completion of the Mergers (as such term is defined in the Merger Agreement), which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

99.1	Press Release, dated November 2, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WESTROCK COMPANY

By:	/s/ Robert B. McIntosh
	Name:	Robert B. McIntosh
	Title:	Executive Vice President, General Counsel and Secretary

Date: November 5, 2018